EXHIBIT 10.22(b)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT



     This First Amendment to Amended and Restated Employment Agreement (the "Amendment") is made and entered into as of the 26th day of March, 1998 by and between Casey's General Stores, Inc., an Iowa corporation (the "Company") and Ronald M. Lamb ("Lamb").

     WHEREAS, the Company and Lamb are parties to an Amended and Restated Employment Agreement dated as of October 24, 1997 (the "Original Agreement") providing for Lamb's employment as Chief Operating Officer and President of the Company under the terms and conditions set forth therein; and

     WHEREAS, the Company and Lamb have agreed that, effective as of May 1, 1998, Lamb shall serve as Chief Executive Officer and President of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

     1.  AMENDMENT OF SECTION 3 OF ORIGINAL  AGREEMENT.  The first  paragraph of
Section 3 of the Original Agreement is hereby amended to read as follows:

            3.    Duties of Lamb.   During the period of his employment in the
                  capacity as Chief Executive Officer and President, Lamb will perform his duties to the best of his ability, subject to the control of the Board of Directors. It is agreed and understood that the position (including status, title and reporting requirements), authority, duties and responsibilities of Lamb shall be substantially the same as those performed by Donald F. Lamberti as Chief Executive Officer of the Company prior to the date of this Agreement, and that Lamb shall at all times serve the best interests of the Company. The Company agrees that Lamb shall continue to occupy his present office as Chief Executive Officer and President and shall at all times have such authority and discretion as is required in the carrying out of Lamb's duties in a proper and efficient manner, subject to review by the Board of Directors.


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     2. OTHER  REFERENCES  TO POSITION  AS CHIEF  OPERATING  OFFICER.  All other references in the Original Agreement to Lamb's position and service as Chief Operating Officer and President of the Company are hereby amended to hereafter refer to Lamb's position and service as Chief Executive Officer and President.

     3. RATIFICATION. Except as set forth herein, the terms and conditions of the Original Agreement are hereby ratified, confirmed and approved.

     4. EFFECTIVE DATE OF AMENDMENT. The amendments provided for herein shall be deemed effective as of May 1, 1998.

     IN WITNESS WHEREOF, the respective parties have caused this Amendment to be executed as of the day and year first above written.


                                           CASEY'S GENERAL STORES, INC.



                                  By:      /s/ Donald F. Lamberti
                                           ----------------------------------
                                           Donald F. Lamberti,
                                           Chief Executive Officer

ATTEST:



By:      /s/ John G. Harmon
         -----------------------------------
         John G. Harmon, Corporate Secretary




                                  By:      /s/ Ronald M. Lamb
                                           -----------------------------
                                           Ronald M. Lamb